Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Report”) by FPB Bancorp, Inc. (the “Company”), I, David W. Skiles, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted as pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 16, 2009	By:	/s/ David W. Skiles
David W. Skiles, Principal Executive Officer,
President and Chief Executive Officer